                          AGREEMENT AND PLAN OF MERGER

                                      AMONG

                              SIERRA ON-LINE, INC.,

                             PIXEL ACQUISITION CORP.

                                       AND

                                 PIXELLITE GROUP

                               PIXELLITE SOFTWARE

                                 KEN GRANT, INC.

                                    KEN GRANT

                                 SHERRILL GRANT

                                MARTIN KAHN, INC.

                                   MARTIN KAHN

                               DAVID BALSAM, INC.

                                  DAVID BALSAM







                                  MAY 31, 1995

                                    CONTENTS

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ARTICLE                  I - THE MERGER ..................................................................   1

             1.1         The Merger ......................................................................   1

             1.2         The Closing .....................................................................   2

             1.3         Effective Date and Time .........................................................   2

             1.4         Articles of Incorporation of the Surviving Corporation ..........................   2

             1.5         Bylaws of the Surviving Corporation .............................................   2

             1.6         Conversion of Shares ............................................................   3
                         1.6.1      Exchange Ratios ......................................................   3
                         1.6.2      Special Definitions ..................................................   3
                         1.6.3      Exchange of Certificates .............................................   4
                         1.6.4      No Fractional Shares .................................................   4
                         1.6.5      No Further Transfers .................................................   4

             1.7         Pooling Restrictions on Transfer of the Securities ..............................   5

             1.8         Tax Treatment ...................................................................   5

ARTICLE                  II - REPRESENTATIONS AND WARRANTIES  OF THE CORPORATIONS, THE
                         PARTNERSHIPS AND THE SHAREHOLDERS ...............................................   5

             2.1         Title and Other Shareholder Matters .............................................   5

             2.2         Organization ....................................................................   6

             2.3         Enforceability ..................................................................   7

             2.4         Capitalization ..................................................................   7

             2.5         Subsidiaries and Affiliates .....................................................   8

             2.6         No Approvals or Notices Required; No Conflicts With Instruments .................   8

             2.7         Financial Statements ............................................................   9

             2.8         Absence of Certain Changes or Events ............................................  10

             2.9         Taxes ...........................................................................  12

             2.10        Property ........................................................................  14

             2.11        Contracts .......................................................................  14

             2.12        Customers and Suppliers .........................................................  16

             2.13        Orders, Commitments and Returns .................................................  16


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AGREEMENT AND PLAN OF MERGER                                             Page i
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
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             2.14        Claims and Legal Proceedings ....................................................  16

             2.15        Labor Matters ...................................................................  17

             2.16        Employee Benefit Plans ..........................................................  17

             2.17        Intellectual Property ...........................................................  18

             2.18        Accounts Receivable .............................................................  21

             2.19        Inventory .......................................................................  21

             2.20        Books and Records ...............................................................  22

             2.21        Licenses, Permits, Authorizations, etc. .........................................  22

             2.22        Compliance With Laws ............................................................  22

             2.23        Brokers or Finders ..............................................................  24

             2.24        Absence of Questionable Payments ................................................  24

             2.25        Personnel .......................................................................  24

             2.26        Bank Accounts ...................................................................  25

             2.27        Insider Interests ...............................................................  25

             2.28        Securities Act Matters ..........................................................  26

             2.29        Pooling Matters .................................................................  28

             2.30        Full Disclosure .................................................................  28

ARTICLE                  III - REPRESENTATIONS AND WARRANTIES OF SIERRA ..................................  29

             3.1         Organization ....................................................................  29

             3.2         Enforceability ..................................................................  29

             3.3         No Approvals or Notices Required; No Conflicts With Instruments .................  29

             3.4         Capitalization ..................................................................  30

             3.5         SEC Documents ...................................................................  30

             3.6         Claims and Legal Proceedings ....................................................  30

             3.7         Brokers or Finders ..............................................................  30

             3.8         Full Disclosure .................................................................  31

ARTICLE                  IV - DELIVERIES BY THE CORPORATIONS, THE PARTNERSHIPS AND THE
                         SHAREHOLDERS ....................................................................  31

             4.1         Opinion of Counsel for the Corporations, the Partnerships and the
                         Shareholders ....................................................................  31


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AGREEMENT AND PLAN OF MERGER                                            Page ii
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
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             4.2         Resignations ....................................................................  31

             4.3         Consents to Merger ..............................................................  31

             4.4         Approvals and Consents ..........................................................  31

             4.5         Secretaries' Certificates .......................................................  32

             4.6         Amendments of Consultant Agreements .............................................  32

             4.7         Operative Documents .............................................................  32

             4.8         Termination of Employee Benefit Plans ...........................................  32

ARTICLE                  V - DELIVERIES BY SIERRA ........................................................  32

             5.1         Opinion of Counsel ..............................................................  32

             5.2         Operative Documents .............................................................  32

ARTICLE                  VI - COVENANTS ..................................................................  33

             6.1         Confidentiality .................................................................  33

             6.2         Further Action ..................................................................  33

             6.3         Publicity .......................................................................  33

ARTICLE                  VII - TERMINATION, AMENDMENT AND WAIVER .........................................  34

             7.1         Termination .....................................................................  34

             7.2         Effect of Termination ...........................................................  34

             7.3         Amendment .......................................................................  35

             7.4         Waiver ..........................................................................  35

ARTICLE                  VIII - SURVIVAL AND INDEMNIFICATION .............................................  35

             8.1         Survival ........................................................................  35

             8.2         Indemnification by the Shareholders .............................................  35

             8.3         Indemnification by Sierra .......................................................  36

             8.4         Deductible and Limitations ......................................................  36

             8.5         Procedure for Indemnification ...................................................  36

ARTICLE                  IX - GENERAL ....................................................................  38

             9.1         Expenses ........................................................................  38

             9.2         Notices .........................................................................  38

             9.3         Severability ....................................................................  39

             9.4         Entire Agreement ................................................................  39


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AGREEMENT AND PLAN OF MERGER                                           Page iii
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
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             9.5         Assignment ......................................................................  39

             9.6         Parties in Interest .............................................................  40

             9.7         Specific Performance ............................................................  40

             9.8         Governing Law ...................................................................  40

             9.9         Headings ........................................................................  40

             9.10        Waiver of Jury Trial ............................................................  40

             9.11        Counterparts ....................................................................  40


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AGREEMENT AND PLAN OF MERGER                                            Page iv

EXHIBITS

Exhibit A   -  Articles of Merger

Exhibit B   -  Disclosure Memorandum

Exhibit C   -  Form of Registration Rights Agreement

Exhibit D   -  Form of Noncompetition Agreement

Exhibit E   -  Form of Designer Bonus Agreement

Exhibit F   -  Opinion of Cooley Godward Castro Huddleson & Tatum

Exhibit G   -  Opinion of Perkins Coie


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AGREEMENT AND PLAN OF MERGER                                             Page v

                          AGREEMENT AND PLAN OF MERGER

         This Agreement and Plan of Merger (this "Agreement") is made and entered into as of May 31, 1995 by and among Sierra On-Line, Inc., a Delaware corporation ("Sierra"), Pixel Acquisition Corp., a Washington corporation and indirect wholly owned subsidiary of Sierra (the "Purchaser"), Pixellite Group, a California general partnership whose partners are Ken Grant, Inc. and Pixellite Software ("Pixellite Group"), Pixellite Software, a California general partnership whose partners are Martin Kahn, Inc. and David Balsam, Inc. ("Pixellite Software"), Ken Grant, Inc., a California corporation, Martin Kahn, Inc., a California corporation, David Balsam, Inc., a California corporation, Ken Grant, Sherrill Grant, Martin Kahn and David Balsam. Ken Grant, Inc., Martin Kahn, Inc. and David Balsam, Inc. are collectively referred to herein as the "Corporations," Pixellite Group and Pixellite Software are collectively referred to herein as the "Partnerships," and Ken Grant, Sherrill Grant, Martin Kahn and David Balsam are collectively referred to herein as the "Shareholders").

                                    RECITALS

         A. The Corporations, the Partnerships, the Purchaser and Sierra believe it advisable and in the best interests of such corporations to effect the merger of the Corporations with and into the Purchaser (the "Merger") pursuant to this Agreement.

         B. The Boards of Directors and the Shareholders of the Corporations have approved the Merger.

         C. The Boards of Directors of Sierra and the Purchaser, and the sole shareholder of the Purchaser, have approved the Merger.

                                    AGREEMENT

         In consideration of the terms hereof, the parties hereto agree as follows:

                             ARTICLE I - THE MERGER

         1.1      THE MERGER

         Upon the terms and subject to the conditions hereof, (a) at the Effective Time (as defined in Section 1.3 hereof) the separate existence of the Corporations shall cease and each of the Corporations shall be merged with and into the Purchaser (the Purchaser is sometimes referred to herein as the "Surviving Corporation"), and (b) from and after the Effective Time, the Merger shall have all the effects of a merger under the laws of the State of Washington, the State of California and other applicable law. The separate existence of the Partnerships shall cease upon the Effective Time and the business of the Partnerships shall be merged with and into the Purchaser.


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AGREEMENT AND PLAN OF MERGER                                             Page 1

         1.2      THE CLOSING

         The closing of the Merger pursuant to this Agreement (the "Closing") shall take place on May 31, 1995 (the "Closing Date") at 10:00 a.m. local time at the offices of Perkins Coie, 1201 Third Avenue, 46th Floor, Seattle, Washington, or such other time or location as Sierra and the Shareholders shall agree. At the Closing, each of the parties hereto shall deliver all such documents, instruments, certificates and other items as may be required under this Agreement or the other Operative Documents (as defined in Section 2.1) or otherwise.

         1.3      EFFECTIVE DATE AND TIME

         On the Closing Date and subject to the terms and conditions hereof, articles of merger and related documents (collectively, the "Articles of Merger") complying with the applicable provisions of the Washington Business Corporations Act ("Washington Law") and the California Corporations Code ("California Law"), substantially in the form or forms attached hereto as Exhibit A, and in such form as required by, and executed in duplicate in accordance with, Washington Law and California Law, shall be delivered for filing to the Secretary of State of the State of Washington (the "Washington Secretary of State") and the Secretary of State of the State of California (the "California Secretary of State"), respectively. The Merger shall become effective on the date (the "Effective Date") and at the time (the "Effective Time") specified in the Articles of Merger as so filed. If the Washington Secretary of State or the California Secretary of State requires any changes in the Articles of Merger as a condition to filing the Articles of Merger or issuing its certificate to the effect that the Merger is effective, Sierra, the Purchaser, the Corporations and the Shareholders will execute any necessary revisions incorporating such changes, provided such changes are not inconsistent with and do not result in any substantial change in the terms of this Agreement.

         1.4      ARTICLES OF INCORPORATION OF THE SURVIVING CORPORATION

         At the Effective Time, the Articles of Incorporation of the Purchaser shall be the Articles of Incorporation of the Surviving Corporation. Thereafter, the Articles of Incorporation of the Surviving Corporation may be amended in accordance with their terms and as provided by law.

         1.5      BYLAWS OF THE SURVIVING CORPORATION

         At the Effective Time, the Bylaws of the Purchaser shall be the Bylaws of the Surviving Corporation. Thereafter, the Bylaws of the Surviving Corporation may be amended or repealed in accordance with their terms, the Articles of Incorporation of the Surviving Corporation, and applicable law.


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AGREEMENT AND PLAN OF MERGER                                             Page 2

         1.6      CONVERSION OF SHARES

                  1.6.1        EXCHANGE RATIOS

         As of the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof:

                  (a) All shares of any class of capital stock of the Corporations held by the Corporations as treasury shares shall be canceled;

                  (b) Each issued and outstanding share of capital stock of Ken Grant, Inc. shall be converted into the right to receive directly from Sierra a number of shares of common stock of Sierra, $.01 par value per share ("Sierra Common Stock"), determined by dividing the Grant Closing Shares (as defined below) by the total number of shares of capital stock of Ken Grant, Inc. outstanding immediately prior to the Effective Time;

                  (c) Each issued and outstanding share of capital stock of Martin Kahn, Inc. shall be converted into the right to receive directly from Sierra a number of shares of Sierra Common Stock determined by dividing the Kahn Closing Shares (as defined below) by the total number of shares of capital stock of Martin Kahn, Inc. outstanding immediately prior to the Effective Time;

                  (d) Each issued and outstanding share of capital stock of David Balsam, Inc. shall be converted into the right to receive directly from Sierra a number of shares of Sierra Common Stock determined by dividing the Balsam Closing Shares (as defined below) by the total number of shares of capital stock of David Balsam, Inc. outstanding immediately prior to the Effective Time; and

                  (e) Each issued and outstanding share of capital stock of the Purchaser shall be converted into one share of common stock of the Surviving Corporation.

                  1.6.2        SPECIAL DEFINITIONS

                  (a) The term "Grant Closing Shares" shall mean a number of whole shares of Sierra Common Stock determined by dividing $1,186,009 by the Closing Average (as defined below).

                  (b) The term "Kahn Closing Shares" shall mean a number of whole shares of Sierra Common Stock determined by dividing $1,675,558 by the Closing Average (as defined below).

                  (c) The term "Balsam Closing Shares" shall mean a number of whole shares of Sierra Common Stock determined by dividing $1,675,558 by the Closing Average (as defined below).

                  (d) The term "Closing Average" shall mean $18.46.


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AGREEMENT AND PLAN OF MERGER                                             Page 3
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                  (e)      The term "Securities" shall mean the aggregate number
of shares of Sierra Common Stock constituting the Grant Closing Shares, the Kahn Closing Shares and the Balsam Closing Shares, and the term "Merger
Consideration" shall mean an amount in cash equal to the number of shares of Sierra Common Stock constituting the Securities multiplied by the Closing Average.

                  1.6.3        EXCHANGE OF CERTIFICATES

         As soon as practicable after the Effective Date, Sierra shall make available, and each Shareholder will be entitled to receive, upon surrender to Sierra of one or more certificates representing the capital stock of the Corporation owned by such Shareholder for cancellation, certificates representing the number of shares of Sierra Common Stock that such Shareholder is entitled to receive at Closing pursuant to Section 1.6.1 hereof. The shares of Sierra Common Stock that each Shareholder shall be entitled to receive at the Closing pursuant to the Merger shall be deemed to have been issued by Sierra at the Effective Time. No interest shall accrue on the Merger Consideration. If the Merger Consideration (or any portion thereof) is to be delivered to any person other than the person in whose name the certificate or certificates representing shares of capital stock of each Corporation surrendered in exchange therefor is registered, it shall be a condition to such exchange that the person requesting such exchange shall pay to Sierra any transfer or other taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of the certificate or certificates so surrendered, or shall establish to the satisfaction of Sierra that such tax has been paid or is not applicable. Notwithstanding the foregoing, neither Sierra nor any other party hereto shall be liable to a holder of shares of capital stock of the Corporations for any Merger Consideration delivered to a public official pursuant to applicable abandoned property, escheat and similar laws.

                  1.6.4        NO FRACTIONAL SHARES

         No certificates or scrip representing fractional shares of Sierra Common Stock shall be issued upon the surrender for exchange of certificates representing capital stock of the Corporations pursuant to the Merger, and no dividend, stock split or other distribution with respect to Sierra Common Stock shall relate to any such fractional interest, and any such fractional interests shall not entitle the owner thereof to vote or to any rights of a security holder. In lieu of any such fractional shares, each holder of capital stock of a Corporation who otherwise would have been entitled to a fraction of a share of Sierra Common Stock upon surrender of certificates representing such capital stock for exchange pursuant to the Merger will be paid cash upon such surrender in an amount equal to such fraction multiplied by the Closing Average.

                  1.6.5        NO FURTHER TRANSFERS

         After the Effective Time, there shall be no transfers of any shares of capital stock of the Corporations on the stock transfer books of the Surviving Corporation. If, after the Effective Time, certificates formerly representing shares of capital stock of any of the


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AGREEMENT AND PLAN OF MERGER                                             Page 4

Corporations are presented to the Surviving Corporation, they shall be forwarded to Sierra and be canceled and exchanged in accordance with this Section 1.6, subject to applicable law in the case of Dissenting Shares.

         1.7      POOLING RESTRICTIONS ON TRANSFER OF THE SECURITIES

         The Shareholders shall not transfer the Sierra Common Stock received pursuant to the Merger until at least 30 days after the publication by Sierra of financial results for the first fiscal quarter of Sierra ending after the Closing which contains a period of at least 30 days of combined financial results of Sierra and the Surviving Corporation.

         1.8      TAX TREATMENT

         The parties agree that the Merger will be treated for tax purposes by all parties to this Agreement as a taxable transaction for federal income tax purposes and to take no reporting position inconsistent with this position. The parties will agree to an allocation of the Merger Consideration for tax purposes as soon as practicable after the Closing.

                   ARTICLE II - REPRESENTATIONS AND WARRANTIES
           OF THE CORPORATIONS, THE PARTNERSHIPS AND THE SHAREHOLDERS

         To induce Sierra to enter into and perform this Agreement and the other Operative Documents (as defined in Section 2.1 hereof), and except as is otherwise set forth in the Disclosure Memorandum attached hereto as Exhibit B (the "Disclosure Memorandum"), which exceptions shall specifically identify the paragraph or paragraphs of this Article II to which such exceptions relate, and which shall constitute in its entirety a representation and warranty under this
Article II, the Corporations, the Partnerships and the Shareholders jointly and severally represent and warrant to Sierra as of the date of this Agreement and as of the Closing as follows in this Article II.

         2.1      TITLE AND OTHER SHAREHOLDER MATTERS

         Each Shareholder represents with respect to itself only that (a) such Shareholder owns the shares of capital stock of his Corporation listed opposite such Shareholder's name on Schedule 2.1 to the Disclosure Memorandum; (b) such shares of capital stock are free and clear of any lien, encumbrance, adverse claim, restriction on sale or transfer (other than restrictions imposed by applicable securities laws), preemptive right or option; (c) such Shareholder has all necessary power, right and authority to enter into this Agreement and each of the agreements, certificates, instruments and documents executed or delivered pursuant to the terms of this Agreement by such Shareholder, including, without limitation and as applicable, the Registration Rights Agreement in substantially the form attached hereto as Exhibit C to be entered into as of the Closing among Sierra and the Shareholders, the Noncompetition Agreements in substantially the form attached hereto as Exhibit D to be entered into as of the Closing among Sierra and the Shareholders, and the Designer Bonus Agreements in substantially the form attached hereto as Exhibit E to be entered into as of the


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AGREEMENT AND PLAN OF MERGER                                             Page 5

Closing among Sierra and each of the Shareholders and Vince Mills (collectively, and including this Agreement, the "Operative Documents"), to consummate the transactions contemplated hereby and thereby, and to sell and transfer the shares of capital stock of his Corporation held by such Shareholder hereunder without the consent or approval of any other Person (as defined in Section 2.6 hereof), other than as set forth on Schedule 2.6 to the Disclosure Memorandum; and (d) this Agreement and the other Operative Documents to which such Shareholder is a party have each been duly authorized, executed and delivered by such Shareholder and each is a legal, valid and binding obligation of such Shareholder, enforceable in accordance with its terms.

         2.2      ORGANIZATION

                  (a) Each Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of California. The Corporations have all requisite power and authority (corporate and otherwise) to own, operate and lease their properties and assets, to carry on their respective businesses as now conducted and as proposed to be conducted, and in the case of each of the Corporations to enter into and perform its obligations under this Agreement, and to consummate the transactions contemplated hereby. The Corporations are duly qualified and licensed as foreign corporations to do business and are in good standing in each jurisdiction listed on Schedule 2.2 to the Disclosure Memorandum, which jurisdictions constitute all jurisdictions where the character of the Corporations' properties occupied, owned or held under lease or the nature of the business conducted by the Corporations makes such qualification necessary, except as set forth on Schedule 2.2 or Schedule 2.5, as the case may be, to the Disclosure Memorandum and except where the failure to be so qualified or in good standing would not have a material adverse effect on the business, business prospects, assets, operations or condition (financial or other) of the Corporations or such Subsidiary.

                  (b) Each Partnership is a general partnership validly existing under the laws of the State of California. The Partnerships have all requisite power and authority to own, operate and lease their properties and assets, to carry on their respective businesses as now conducted and as proposed to be conducted, and in the case of each of the Partnerships to enter into and perform its obligations under this Agreement and the Operative Documents, and to consummate the transactions contemplated hereby and thereby. The Partnerships are duly qualified and licensed as foreign partnerships to do business in each jurisdiction listed on Schedule 2.2 to the Disclosure Memorandum, which jurisdictions constitute all jurisdictions where the character of the Partnerships' properties occupied, owned or held under lease or the nature of the business conducted by the Partnerships makes such qualification necessary, except as set forth on Schedule 2.2 to the Disclosure Memorandum and except where the failure to be so qualified or in good standing would not have a material adverse effect on the business, business prospects, assets, operations or condition (financial or other) of the Partnerships.


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AGREEMENT AND PLAN OF MERGER                                             Page 6

         2.3      ENFORCEABILITY

         All corporate action on the part of the Corporations and its officers, directors and Shareholders, and all requisite action on the part of the Partnerships and their partners, necessary for the authorization, execution, delivery and performance of this Agreement, the consummation of the Merger, and the performance of all of the Corporations' and the Partnerships' obligations under this Agreement have been taken or will be taken prior to the Closing. This Agreement has been, and each of the Operative Documents at the Closing will have been, duly executed and delivered by each of the Corporations, the Partnerships and the Shareholders, as the case may be, and this Agreement is, and each of the Operative Documents to which any of Corporations, the Partnerships or the Shareholders is a party will be at the Closing, a legal, valid and binding obligation of each party thereto other than Sierra and the Purchaser, enforceable against each such party (other than Sierra and the Purchaser) in accordance with its terms.

         2.4      CAPITALIZATION

                  (a) The authorized capital stock of Ken Grant, Inc. consists of 307,785 shares of common stock; the authorized capital stock of Martin Kahn, Inc. consists of 10,000 shares of common stock; and the authorized capital stock of David Balsam, Inc. consists of 10,000 shares of common stock.

                  (b) (i) The issued and outstanding capital stock of Ken Grant, Inc. consists solely of 307,785 shares of common stock, which are and as of the Closing will be held of record by Ken Grant and Sherrill Grant. The issued and outstanding capital stock of Martin Kahn, Inc. consists solely of 5,000 shares of common stock, which are and as of the Closing will be held of record by Martin Kahn. The issued and outstanding capital stock of David Balsam, Inc. consists solely of 5,000 shares of common stock, which are and as of the Closing will be held of record and beneficially by David Balsam. The outstanding shares of each of the Corporations are, and immediately prior to the Closing will be, duly authorized and validly issued, fully paid and nonassessable, and issued in compliance with all applicable federal, state and foreign securities laws. No Person other than the Shareholders holds any interest in any of the outstanding shares of the Corporations.


                           (ii) The only partners of Pixellite Group are
Pixellite Software and Ken Grant, Inc. The only partners of Pixellite Software are Martin Kahn, Inc. and David Balsam, Inc. No other Person holds any interest in any of the partnership interests of the Partnerships. The partnership agreements relating to the Partnerships were entered into and the partnership interests therein were acquired in compliance with all applicable federal, state and foreign securities laws.

                  (c) There are no outstanding rights of first refusal, preemptive rights, options, warrants, conversion rights or other agreements, either directly or indirectly, for the purchase or acquisition from the Corporations or any Shareholder of the Corporations of any


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AGREEMENT AND PLAN OF MERGER                                             Page 7
shares of the Corporations' capital stock or from the Partnerships or any partner of the Partnerships of any interest in either of the Partnerships.

                  (d) None of the Corporations or the Partnerships is a party or subject to any agreement or understanding, and there is no agreement or understanding between any Persons, that affects or relates to the voting or giving of written consents with respect to any securities of any of the Corporations or interests in the Partnerships or the voting by any director of any of the Corporations or any partner of any of the Partnerships. Except as set forth on Schedule 2.4(d) to the Disclosure Memorandum, no Shareholder of any of the Corporations or any affiliate thereof, and no partner of either of the Partnerships, is indebted to any of the Corporations or Partnerships, and none of the Corporations or Partnerships is indebted to any Shareholder or any affiliate of any of the Corporations or any partner of either Partnership. None of the Corporations or the Partnerships is under any contractual or other obligation to register any of its presently outstanding securities or any of its securities which may hereafter be issued.

         2.5      SUBSIDIARIES AND AFFILIATES

         Each of the Corporations and the Partnerships does not own, directly or indirectly, any ownership, equity, profits or voting interest in, or otherwise control, any corporation, partnership, joint venture or other entity, and has no agreement or commitment to purchase any such interest, other than the ownership interest of the Corporations in the Partnerships.

         2.6      NO APPROVALS OR NOTICES REQUIRED; NO CONFLICTS WITH
                  INSTRUMENTS

                  (a) Except as set forth on Schedule 2.6(a) to the Disclosure Memorandum, the execution, delivery and performance of this Agreement by the Corporations and the Partnerships and the consummation of the transactions contemplated hereby will not (i) constitute a violation (with or without the giving of notice or lapse of time, or both) of any provision of law or any judgment, decree, order, regulation or rule of any court or other governmental authority applicable to any of the Corporations or the Partnerships, (ii) require any consent, approval or authorization of, or declaration, filing or registration with, any person, corporation, partnership, joint venture, association, organization, other entity or governmental or regulatory authority (a "Person"), except compliance with applicable securities laws and the filing of all documents necessary to consummate the Merger with the Washington Secretary of State and the California Secretary of State (the consent of all such Persons to be duly obtained by the Corporations and the Partnerships at or prior to the Closing), (iii) result in a default (with or without the giving of notice or lapse of time, or both) under, acceleration or termination of, or the creation in any party of the right to accelerate, terminate, modify or cancel, any agreement, lease, note or other restriction, encumbrance, obligation or liability to which any of the Corporations or the Partnerships is a party or by which any of them is bound or to which any of their assets are subject, (iv) result in the creation of any lien or encumbrance upon the assets of any of the Corporations or the Partnerships or upon any outstanding shares or other securities of any of the Corporations or the Partnerships, (v) conflict with or result in a breach of or constitute a default under any


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AGREEMENT AND PLAN OF MERGER                                             Page 8
provision of the Articles of Incorporation or Bylaws of any of the Corporations or the partnership agreements of either of the Partnerships, or (vi) invalidate or adversely affect any permit, license, authorization or status used in the conduct of the business of the Corporations or the Partnerships.

                  (b) Except as set forth on Schedule 2.6(b) to the Disclosure Memorandum, the execution, delivery and performance of this Agreement and the Operative Documents by each Shareholder and the consummation of the transactions contemplated hereby and thereby will not (i) constitute a violation by such Shareholder (with or without the giving of notice or lapse of time, or both) of any provisions of law or any judgment, decree, order, regulation or rule of any court, agency or other governmental authority applicable to such Shareholder,
(ii) require any consent, approval or authorization of, or declaration, filing or registration with, any Person, except for compliance with applicable securities laws and the filing of all documents necessary to consummate the Merger with the Washington Secretary of State and the California Secretary of State (the consent of all such Persons to be duly obtained by the Corporations, the Partnerships or the Shareholder at or prior to the Closing), (iii) result in the creation of any lien or encumbrance upon the shares of the Corporations' capital stock or the Partnership interests owned by such Shareholder, or (iv) conflict with or result in a breach of or constitute a default under any provision of the Articles of Incorporation or Bylaws of the Corporations or the partnership agreements of the Partnerships.

         2.7      FINANCIAL STATEMENTS

         The Shareholders have delivered to Sierra (a) balance sheets and income statements of each of the Corporations as of and for the fiscal years ended December 31, 1993, in the case of Martin Kahn, Inc. and David Balsam, Inc. only, and 1994, in the case of all the Corporations, and as of and for the four-month period ended April 30, 1995, and (b) balance sheets and income statements of Pixellite Software as of and for the fiscal years ended December 31, 1993 and 1994, and as of and for the four-month period ended April 30, 1995. The balance sheets of Pixellite Software and the Corporations as of April 30, 1995 are referred to herein as the "Balance Sheets." All of the foregoing financial statements are herein referred to as the "Financial Statements." The Financial Statements present fairly the financial position and revenues and expenses of the Corporations and the Partnerships as of the dates and for the periods indicated. The Corporations and the Partnerships have no liabilities or obligations of any nature (absolute, contingent or otherwise) which are not fully reflected or reserved against in the Balance Sheets, except (a) liabilities or obligations incurred since the date of the Balance Sheets in the ordinary course of business and consistent with past practice which are disclosed to Sierra and are not in excess of $15,000 in the aggregate or (b) as specifically set forth on Schedule 2.7 to the Disclosure Memorandum. Except as set forth on Schedule 2.7 to the Disclosure Memorandum, each of the Corporations and the Partnerships is not a guarantor, indemnitor, surety or other obligor of any indebtedness of any other Person. The Corporations' and the Partnerships' practices with respect to capitalizing software development costs, as reflected in the Financial Statements, are reasonable and in accordance with industry standards.


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AGREEMENT AND PLAN OF MERGER                                             Page 9

         2.8      ABSENCE OF CERTAIN CHANGES OR EVENTS

         Except as specifically set forth on Schedule 2.8 to the Disclosure Memorandum, since the date of the Balance Sheets, none of the Corporations, the Partnerships nor any of their officers, directors. partners, employees or agents in their representative capacities on behalf of any of the Corporations or the Partnerships has:

                  (a) taken any action or entered into or agreed to enter into any transaction, agreement or commitment other than in the ordinary course of business;

                  (b) forgiven or canceled any indebtedness or waived any claims or rights of material value (including, without limitation, any indebtedness owing by any Shareholder or partner or any officer, director, employee or affiliate of any of the Corporations or the Partnerships);

                  (c) granted, other than in the ordinary course of business and consistent with past practice, any increase in the compensation of partners, directors, officers, employees or consultants (including any such increase pursuant to any employment agreement or bonus, pension, profit-sharing, lease payment or other plan or commitment) or any increase in the compensation payable or to become payable to any partner, director, officer, employee or consultant;

                  (d) suffered any material adverse change in its working capital, assets, liabilities (absolute, accrued, contingent or otherwise), earnings, reserves, financial condition, business, prospects or operations;

                  (e) borrowed or agreed to borrow any funds, assumed or become subject to, whether directly or by way of guarantee or otherwise, any obligations or liabilities (absolute, accrued, contingent or otherwise), or incurred any liabilities or obligations (absolute, accrued, contingent or otherwise), which individually or in the aggregate exceed $10,000, except liabilities and obligations incurred in the ordinary course of business and consistent with past practice not to exceed $25,000 in the aggregate, or increased, or experienced any change in any assumptions underlying or methods of calculating, any bad debt, contingency or other reserves;

                  (f) paid, discharged or satisfied any claims, liabilities or obligations (absolute, accrued, contingent or otherwise) other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of claims, liabilities and obligations reflected or reserved against in the Balance Sheets or incurred in the ordinary course of business and consistent with past practice since the date of the Balance Sheets, or prepaid any obligation having a fixed maturity of more than 90 days from the date such obligation was issued or incurred;

                  (g) permitted or allowed any of its property or assets (real, personal or mixed, tangible or intangible) to be subjected to any mortgage, pledge, lien, security interest,


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AGREEMENT AND PLAN OF MERGER                                            Page 10
encumbrance, restriction or charge, except (i) assessments for current taxes not yet due and payable, (ii) landlord's liens for rental payments not yet due and payable, and (iii) mechanics', materialmen's, carriers' and other similar statutory liens securing indebtedness that is in the aggregate less than $5,000, was incurred in the ordinary course of business and is not yet due and payable;

                  (h) written down the value of any inventory (including write-downs by reason of shrinkage or markdown) or written off as uncollectible any notes or accounts receivable, except for write-downs and write-offs that are in the aggregate less than $5,000, incurred in the ordinary course of business and consistent with past practice;

                  (i) sold, transferred or otherwise disposed of any of its properties or assets (real, personal or mixed, tangible or intangible), except the sale of inventory in the ordinary course of business and consistent with past practice;

                  (j) disposed of or permitted to lapse any rights to the use of any trademark, trade name, patent, copyright or license, or disposed of or disclosed to any Person other than representatives of Sierra any trade secret, formula, process or know-how not theretofore a matter of public knowledge;

                  (k) made any single capital expenditure or commitment in excess of $5,000 for additions to property, plant, equipment or intangible capital assets or made aggregate capital expenditures in excess of $20,000 for additions to property, plant, equipment or intangible capital assets;

                  (l) made any change in any method of accounting or accounting practice or internal control procedure;

                  (m) issued any capital stock, partnership interest or other securities, or declared, paid or set aside for payment any dividend or other distribution in respect of its capital stock or partnership interests (other than distributions by the Corporations of undistributed S Corporation profits consisting of the assets listed on Schedule 2.8 to the Disclosure Memorandum), or redeemed, purchased or otherwise acquired, directly or indirectly, any shares of capital stock, partnership interest or other securities, or otherwise permitted the withdrawal by any of the holders of capital stock of the Corporations or partnership interests of the Partnerships of any cash or other assets (real, personal or mixed, tangible or intangible), in compensation, indebtedness or otherwise, other than payments of salaries in the ordinary course of business and consistent with past practice;

                  (n) paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets (real, personal or mixed, tangible or intangible) to, or entered into any agreement or arrangement with, any Shareholder or any partner, officer, director or employee or any affiliate of any Shareholder or any partner, officer, director or employee;


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AGREEMENT AND PLAN OF MERGER                                            Page 11

                  (o) entered into or agreed to enter into, or otherwise suffered to be outstanding, any power of attorney of any of the Corporations or the Partnerships or any obligations or liabilities (absolute, accrued, contingent or otherwise) of any of the Corporations or the Partnerships, as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any other Person;

                  (p) received notice of, or otherwise obtained knowledge of:
(i) any claim, action, suit, arbitration, proceeding or investigation involving, pending against or threatened against any of the Corporations or the Partnerships or any employee, officer, director or partner of any of the Corporations or the Partnerships before or by any court or governmental or nongovernmental department, commission, board, bureau, agency or instrumentality, or any other Person; (ii) any valid basis for any claim, action, suit, arbitration, proceeding, investigation or the application of any fine or penalty adverse to any of the Corporations or the Partnerships or any employee, officer, director or partner of any of the Corporations or the Partnerships before or by any Person; or (iii) any outstanding or unsatisfied judgments, orders, decrees or stipulations to which any of the Corporations or the Partnerships or any employee, officer, director or partner of any of the Corporations or the Partnerships is a party which relate directly to the transactions contemplated herein or which would have any material adverse effect upon the business, business prospects, assets, liabilities or financial condition of any of the Corporations or the Partnerships;

                  (q) entered into or agreed to any sale, assignment, transfer or license of any patents, trademarks, copyrights, trade secrets or other intangible assets of, or used by, the Corporations or the Partnerships or any amendment or change to any existing license or other agreement relating to intellectual property;

                  (r) received notice that there has been a loss of, or contract cancellation by, any current or prospective customer, licensor or distributor of the Corporations or the Partnerships;

                  (s) taken any action, or become aware of any action taken by any Shareholder or partner, which alone or together with other facts or circumstances could affect the ability of Sierra to account for the Merger as a "pooling of interests" transaction consistent with generally accepted accounting principles in the United States consistently applied ("GAAP"); or

                  (t) agreed, whether in writing or otherwise, to take any action described in this Section 2.8.

         2.9      TAXES

         Except as described on Schedule 2.9 to the Disclosure Memorandum, (a) each of the Corporations and the Partnerships has duly and timely filed, including valid extensions, with the appropriate governmental agencies (domestic and foreign) all tax returns, information returns and reports ("Returns") for all Taxes (as defined below) required to have been filed by


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AGREEMENT AND PLAN OF MERGER                                            Page 12
such Corporation or Partnership, (b) all such Returns are true, correct and complete, and (c) except as set forth on Schedule 2.9 to the Disclosure Memorandum, each Corporation and Partnership has paid in full or provided for all Taxes that are due or claimed to be due by any governmental agency, after giving effect to any extensions. "Taxes" shall mean all taxes, charges, fees, levies or other assessments, including, but not limited to, income, excise, gross receipts, property, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, severance, stamp, occupation, windfall profits, social security and unemployment or other taxes applicable to the Corporations or the Partnerships that are imposed by the United States or any agency or instrumentality thereof, any state, county, local or foreign government, or any agency or instrumentality thereof, and any interest or fines, and any and all penalties or additions relating to such taxes, charges, fees, levies or other assessments. Except as described on Schedule 2.9 to the Disclosure Memorandum, (i) the reserves and provisions, if any, for Taxes reflected in the Financial Statements are adequate for the payment of Taxes not yet due and payable; (ii) no unresolved claim for assessment or collection of Taxes has been asserted or threatened against and of the Corporations or the Partnerships, and no audit or investigation by any governmental authority is under way with respect to Taxes, interest or other governmental charges; (iii) no circumstances exist or have existed which would constitute grounds for assessment against any of the Corporations or the Partnerships of any tax liability with respect to any period for which Returns have been filed, including, but not limited to, any circumstances relating to the existence of a valid S corporation election for the Corporations for any such period; (iv) each of the Corporations and the Partnerships has not filed or entered into any election, consent or extension agreement or any waiver that extends any applicable statute of limitations; (v) any Taxes incurred by any of the Corporations or the Partnerships or accrued by any of them since the date of the Balance Sheets have arisen in the ordinary course of business; and (vi) none of the Corporations has filed any consent to the application of Section 341(f)(2) of the Internal Revenue Code of 1986, as amended (the "Code"), to any assets held, acquired or to be acquired by it. The Corporations and the Partnerships have furnished Sierra with complete and correct copies of Returns for the fiscal years ended December 31, 1994, 1993, 1992, 1991 and 1990, if applicable. There are no tax liens on any property or assets of any of the Corporations or the Partnerships other than liens for current property taxes not yet payable. The Partnerships have always been and are taxable as partnerships and not as associations for federal income tax purposes. No claim has been made by an authority in any jurisdiction where any of the Corporations or the Partnerships does not file Returns that any of the Corporations or the Partnerships is or may be subject to taxation by that jurisdiction. Each of the Corporations and the Partnerships has not made any payments, is not obligated to make any payments, and is not a party to any agreement that could obligate it to make any payments that will not be deductible under Section 280G of the Code. None of the Corporations or the Partnerships is or has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(2)(i) of the Code. Each of the Corporations and the Partnerships is not a party to any Tax allocation or sharing agreement, and (A) has not been a member of an affiliated group filing a consolidated income Tax Return and (B) does not have any liability for


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AGREEMENT AND PLAN OF MERGER                                            Page 13

Taxes of any person under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law) as a transferor or successor by contract or otherwise.

         2.10     PROPERTY

         The Corporations and the Partnerships own or lease no real property.
Schedule 2.10 to the Disclosure Memorandum contains a complete and accurate list of each item of personal property having a value in excess of $1,000 which is owned, leased, rented or used by any of the Corporations or the Partnerships (the "Personal Property"); provided that such list need not describe the Listed Intellectual Property or the Intellectual Property Licenses (as defined in
Section 2.17 hereof). The Corporations or the Partnerships own all the Personal Property. The Personal Property includes all properties and assets (whether real, personal or mixed, tangible or intangible) (other than property rights with an individual value of less than $1,000, the Listed Intellectual Property and the Intellectual Property Licenses) reflected in the Balance Sheets and all the properties and assets purchased by any of the Corporations or the Partnerships since the date of the Balance Sheets (except for such properties or assets sold since the date of the Balance Sheets in the ordinary course of business and consistent with past practice). The Personal Property includes all property used in the business of the Corporations and the Partnerships. Except as described on Schedule 2.10 to the Disclosure Memorandum, the items of Personal Property used in the business of the Corporations or the Partnerships are of quality consistent with industry standards, are in good operating condition and repair, normal wear and tear excepted, are adequate for the uses to which they are being put, and comply in all material respects with applicable safety and other laws and regulations. Except as set forth on Schedule 2.10 to the Disclosure Memorandum, and except for (i) assessments for current taxes not yet due and payable and (ii) mechanics', materialmen's, carriers' and other similar statutory liens securing indebtedness that is in the aggregate less than $2,000, was incurred in the ordinary course of business and is not yet due and payable, the Personal Property is owned by the Corporations or the Partnerships free and clear of all liens, third party interests and encumbrances. None of the Corporations or the Partnerships is a party to any lease, license, rental agreement, contract of sale or other agreement relating to the Personal Property Neither the whole nor any portion of the assets or property of any of the Corporations or the Partnerships is subject to any currently outstanding governmental decree or order to be sold or is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor has any such condemnation, expropriation or taking been proposed.

         2.11     CONTRACTS

         Schedule 2.11 to the Disclosure Memorandum contains a complete and accurate list of all contracts, agreements and understandings, oral or written, to which any of the Corporations or the Partnerships is a party or by which any of them is bound which involve rights or obligations of the Partnerships or the Corporations, actual or contingent, in excess of $5,000 (excluding agreements listed as required on Schedule 2.17 to the Disclosure Memorandum), including, without limitation, security agreements, license agreements, software development agreements, credit agreements, conditional sales agreements,


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AGREEMENT AND PLAN OF MERGER                                            Page 14
instruments relating to the borrowing of money, and distributorship agreements. Except as set forth on Schedule 2.11 to the Disclosure Memorandum, all contracts set forth in such Schedule are valid, binding and enforceable in accordance with their terms against each party thereto, are in full force and effect, the Corporations and the Partnerships have performed in all materials respects all obligations thereunder, and neither the Corporations nor the Partnerships, nor to their best knowledge any other party thereto, is in material default thereunder, nor is there any event which with notice or lapse of time, or both, would constitute a material default thereunder. True and complete copies of each such contract have been heretofore delivered to Sierra. Except as specifically set forth on Schedule 2.11 to the Disclosure Memorandum, none of the Corporations or the Partnerships has any:

                  (a) agreements, contracts, commitments or restrictions requiring it to make any charitable contribution;

                  (b) purchase contracts or commitments that continue for a period of more than 12 months or are in excess of the normal, ordinary and usual requirements of its business or that are at an excessive price to the extent that such excess would be material to its business;

                  (c) outstanding sales or service contracts, commitments or proposals which are expected to result in any loss or the realization of less than the usual and customary margins upon completion or performance thereof, in excess of the reserves provided in the Balance Sheets, or any outstanding contracts, bids, or sales or service proposals quoting prices which, based upon current operations, are not expected to result in a profit;

                  (d) contracts with partners, directors, officers, Shareholders, employees, agents, consultants, advisors, salesmen, sales representatives, distributors or dealers that are not, except as provided by law to the contrary without regard to the express terms of such contract, cancelable by it within 30 days' notice without liability, penalty or premium, or any agreement or arrangement providing for the payment of any bonus or commission based on sales or earnings, or any compensation agreement or arrangement affecting or relating to former employees of the Corporations;

                  (e) employment agreement, whether express or implied, or any other agreement for services that contains any severance or termination pay liabilities or obligations;

                  (f) collective bargaining or union contracts or agreements;

                  (g) employee to whom it paid in fiscal 1994, or expects to pay in fiscal 1995, total compensation at the annual rate of more than $50,000;

                  (h) restriction by agreement from carrying on its business anywhere in the world;


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AGREEMENT AND PLAN OF MERGER                                            Page 15

                  (i) liability or obligation with respect to the return of inventory or merchandise other than on account of a defective condition, incorrect quantities or missed delivery dates;

                  (j) debt obligation for borrowed money, including guarantees of or agreements to acquire any such debt obligation of others;

                  (k) loans outstanding to any Person;

                  (l) power of attorney outstanding or any obligations or liabilities (whether absolute, accrued, contingent or otherwise) as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any Person;

                  (m) notice that any party to a contract intends to cancel, terminate or refuse to renew such contract or to exercise or decline to exercise any option or right thereunder; or

                  (n) material disagreement with any of its suppliers or customers.

         2.12     CUSTOMERS AND SUPPLIERS

         Schedule 2.12 to the Disclosure Memorandum sets forth: (a) a complete and accurate list of the customers of each of the Corporations and the Partnerships accounting for 5% or more of their aggregate sales during the fiscal year last ended and (b) a complete and accurate list of the suppliers from whom they have purchased an aggregate of 5% or more of the goods or services they purchased in the fiscal year last ended. Each of the Corporations and the Partnerships has no basis to expect any material modification to its relationship with any customer or supplier named on Schedule 2.12 to the Disclosure Memorandum.

         2.13     ORDERS, COMMITMENTS AND RETURNS

         Schedule 2.13 to the Disclosure Memorandum contains an accurate summary of the Corporations' and the Partnerships' total backlog of orders (including all accepted and unfulfilled sales orders) and the aggregate of all outstanding purchase orders in excess of $5,000 issued by them (which include all contracts or commitments for the purchase by any of them of materials or other supplies). All such sale and purchase commitments were made in the ordinary course of business. There are no outstanding claims against any of the Corporations or the Partnerships to return merchandise with an aggregate retail value in excess of $5,000 by reason of alleged overshipments, defective merchandise, missed delivery dates, incorrect quantities or otherwise, or of merchandise in the hands of customers under an understanding that such merchandise would be returnable.

         2.14     CLAIMS AND LEGAL PROCEEDINGS

         Except as set forth on Schedules 2.14 and 2.17 to the Disclosure Memorandum, there are no claims, actions, suits, arbitrations, investigations or proceedings pending or involving or, to any of their best knowledge, threatened against any of the Corporations, the


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AGREEMENT AND PLAN OF MERGER                                            Page 16

Partnerships or the Shareholders before or by any court or governmental or nongovernmental department, commission, board, bureau, agency or instrumentality, or any other Person. To the best knowledge of the Corporations, the Partnerships and the Shareholders, there is no valid basis for any claim, action, suit, arbitration, proceeding or investigation (other than as noted on Schedule 2.14 or 2.17 to the Disclosure Memorandum) which could reasonably be expected to be materially adverse to the business, business prospects, assets, operations or condition (financial or other) of any of the Corporations or the Partnerships taken as a whole before or by any Person. There are no outstanding or unsatisfied judgments, orders, decrees or stipulations to which any of the Corporations, the Partnerships or the Shareholders is a party which involve the transactions contemplated herein or which would have a material adverse effect upon its business, business prospects, assets, operations or condition (financial or other) taken as a whole.

         2.15     LABOR MATTERS

         There are no material labor disputes, employee grievances or disciplinary actions pending or, to any of their best knowledge, threatened against or involving any of the Corporations, the Partnerships or the Shareholders or any of their present or former employees. Each of the Corporations and the Partnerships has complied with all provisions of law relating to employment and employment practices, terms and conditions of employment, wages and hours, the failure to comply with which could have a material adverse effect upon its business, business prospects, assets, operations or conditions (financial or other) taken as a whole. Each of the Corporations and the Partnerships is not engaged in any unfair labor practice and has no liability for any arrears of wages or Taxes or penalties for failure to comply with any such provisions of law. There is no labor strike, dispute, slowdown or stoppage pending or, to any of their best knowledge, threatened against or affecting any of the Corporations or the Partnerships, and none of them has ever experienced any work stoppage or other labor difficulty. Each of the Corporations and the Partnerships has no knowledge of any organizational efforts presently being made or threatened by or on behalf of any labor union with respect to its employees, and none of the Corporations or the Partnerships have been requested by any group of employees or others to enter into any collective bargaining agreement or other agreement with any labor union or other employee organization. To the best knowledge of the Corporations, the Partnerships and the Shareholders, no employee (or person performing similar functions) of any of the Corporations or the Partnerships is in violation of any employment agreement, noncompetition agreement, patent disclosure agreement, invention assignment agreement, proprietary information agreement or other contract or agreement relating to the relationship of such employee with any of the Corporations or the Partnerships or any other party.

         2.16     EMPLOYEE BENEFIT PLANS

         Except as set forth on Schedule 2.16 to the Disclosure Memorandum, each of the Corporations and the Partnerships has no bonus, deferred compensation, incentive, severance pay, pension, profit-sharing, retirement, stock purchase, stock option or any other employee benefit plan, employee fringe benefit plan, arrangement or practice with regard to present or


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AGREEMENT AND PLAN OF MERGER                                            Page 17
former employees or partners as to which any of the Corporations or the Partnerships has any liability ("Employee Benefit Plan"), whether formal or informal. Schedule 2.16 to the Disclosure Memorandum contains an accurate and complete description of, and sets forth the annual amount expected to be payable for the current fiscal year pursuant to, each Employee Benefit Plan, whether formal or informal. The Balance Sheets reflect in the aggregate all amounts accrued but unpaid under the aforesaid plans and arrangements as of the date thereof. Each of the Corporations and the Partnerships has no agreement, arrangement or commitment, whether formal or informal and whether legally binding or not, to create any additional plan or arrangement or to modify or amend any existing Employee Benefit Plan. The Corporations and the Partnerships have delivered to Sierra true, correct and complete copies of all written Employee Benefit Plans, all contracts related thereto and the most recently available annual reports, summary plan descriptions, IRS Form 5500s (or 5500-C or 5500-R) and favorable determination letters for such plans. Each of the Corporations and the Partnerships is in compliance in all material respects with the terms of its Employee Benefit Plans and with all applicable laws and regulations, including, but not limited to, the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code. Each of the Corporations and the Partnerships has extinguished any liabilities to participants, beneficiaries and the Pension Benefit Guaranty Corporation which may have arisen under any such plans previously maintained by it and expects to incur no future liabilities with regard to such plans. Neither the Corporations, the Partnerships nor any of their "affiliates" is a party to or has ever made any contributions to, or is subject to any liability with respect to, any multiemployer plan within the meaning of Section 4001(a)(3) of ERISA or any defined benefit plan within the meaning of Section 3(35) of ERISA. The term "affiliate" means any company, trade or business which is a member of the same control group, as defined in Code Section 414(b) or 414(c), with any of the Corporations or the Partnerships, or any company, trade or business which is a member of an affiliated service group, as defined in Code Section 414(m) or 414(o) with any of the Corporations or the Partnerships. No prohibited transaction (within the meaning of ERISA Section 406 or Code Section 4975) or failure to meet the requirements of Code Section 4980B(f) has occurred with respect to any Employee Benefit Plan which could subject any of the Corporations or the Partnerships to any liability. There are no actions, suits or claims pending (other than routine claims for benefits) or which could reasonably be expected to be asserted against any Employee Benefit Plan or the assets of any such plan. The Corporations, the Partnerships and the Shareholders have taken all action necessary to terminate each Employee Benefit Plan as of or as soon as possible after the Closing without any liability relating thereto on the part of the Corporations or the Partnerships.

         2.17     INTELLECTUAL PROPERTY

         Set forth on Schedule 2.17 to the Disclosure Memorandum is a true and complete list of all inventions, patents, trademarks, trade names, brand names, copyrights, Software Products (as defined below), trade secrets and formulae (collectively, the "Listed Intellectual Property") of any kind now used or anticipated to be used in the business of any of the Corporations or the Partnerships. Schedule 2.17 contains a complete and accurate list of all licenses or agreements, oral or written, which in any way affect the rights of any of the Corporations or the Partnerships to any of the Listed Intellectual Property (the "Intellectual


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AGREEMENT AND PLAN OF MERGER                                            Page 18

Property Licenses"); such list indicates the specific Listed Intellectual Property affected by each such license or agreement. Except as set forth on
Schedule 2.17 to the Disclosure Memorandum, neither the operations of any of the Corporations or the Partnerships nor any Listed Intellectual Property or Intellectual Property License infringes upon any validly issued or pending trademark, trade name, service mark, copyright or, to the best knowledge of any of the Corporations or the Partnerships, any issued or pending patent or other right of any other Person, nor, to the best knowledge of any of the Corporations or the Partnerships, is there any infringement by any other Person of any of the Listed Intellectual Property or of the intellectual property to which the Intellectual Property Licenses relate. The consummation of the transactions contemplated hereby and by the other Operative Documents will not alter or impair the rights of any of the Corporations or the Partnerships or the Purchaser as the Surviving Corporation to any of the Listed Intellectual Property or under any Intellectual Property License.

         Except as set forth on Schedule 2.17 of the Disclosure Memorandum, one or more of the Corporations or the Partnerships is the sole and exclusive owner or licensee of:

                  (a) the Listed Intellectual Property, the Intellectual Property Licenses and the technology, know-how and processes now used by it, or used in connection with any product now being manufactured and sold by it, in the manner that such product is now being manufactured and sold; and

                  (b) all rights, title and interest of whatever kind or nature throughout the world in and to the fully or partially developed computer software products listed on Schedule 2.17 to the Disclosure Memorandum (the "Software"), with all modifications, enhancements and additions thereto, including, without limitation, all rights in and to all versions thereof and all source code, object code, manuals and other documentation and related materials thereof (collectively, the "Software Products"). Without limiting the generality of the above, the Software Products shall also include all of the related programs, trade secrets, algorithms and processes relating to the Software Products or such programs, the copyright in and to each of the Software Products and all works derivative therefrom existing as of the Closing Date (including the registrations of copyright listed on Schedule 2.17 to the Disclosure Memorandum), all current, previous, enhanced and developmental versions of the source and object code and any variations thereof, all user and programmer documentation, all design specifications, all maintenance and installation job control language, all system documentation (including all flow charts, systems procedures and program component descriptions), all procedures for modification and preparation for the release of enhanced versions and all test data available (excluding all proprietary information of third parties) with respect to the Software Products.

         Except as set forth on Schedule 2.17 to the Disclosure Memorandum, each of the Intellectual Property Licenses is valid, binding and enforceable in accordance with its terms against the parties thereto, each of the Corporations and the Partnerships has performed in all material respects all obligations imposed upon it thereunder, and none of the Corporations nor the Partnerships, nor to their knowledge any other party thereto, is in material default


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AGREEMENT AND PLAN OF MERGER                                            Page 19
thereunder, nor is there any event which with notice or lapse of time, or both, would constitute a material default thereunder. Except as set forth on Schedule
2.17 to the Disclosure Memorandum, none of the Corporations or the Partnerships or the Shareholders has received notice that any party to any of the Intellectual Property Licenses intends to cancel, terminate or refuse to renew the same or to exercise or decline to exercise any option or other right thereunder. No licenses, sublicenses, covenants or agreements have been granted or entered into by any of the Corporations or the Partnerships or the Shareholders in respect of any of the Listed Intellectual Property except the Intellectual Property Licenses. No director, officer, partner, Shareholder or employee of any of the Corporations or the Partnerships owns, directly or indirectly, in whole or in part, any of the Listed Intellectual Property. None of the officers or partners of any of the Corporations or the Partnerships and none of their employees, consultants, distributors, agents, representatives or advisers has entered into any agreement regarding know-how, trade secrets, assignment of rights in inventions, or prohibition or restriction of competition or solicitation of customers, or any other similar restrictive agreement or covenant, whether written or oral, with any Person other than the Corporations and the Partnerships which relates to any of the Software, the Software Products, the Listed Intellectual Property or the Intellectual Property Licenses.

         Except as set forth in the Disclosure Memorandum, to each of the Corporations', the Partnerships' and the Shareholders' best knowledge, no Person has asserted any claim of infringement or other interference with third-party rights with respect to the Listed Intellectual Property. Except as set forth on
Schedule 2.17 to the Disclosure Memorandum, (i) each of the Corporations, the Partnerships and the Shareholders has not disclosed any source code regarding the Software Products to any person other than an employee or consultant (provided such consultant has signed an appropriate confidentiality or nondisclosure agreement relating thereto) of the Corporations or the Partnerships or to Sierra or the Purchaser, except for any disclosure that would not have a material adverse effect on the business, business prospects, assets, operations or conditions (financial or other) of any of the Corporations or the Partnerships taken as a whole; (ii) the Corporations and the Partnerships have at all times maintained reasonable procedures to protect all their trade secrets; (iii) none of the Corporations, the Partnerships nor any escrow agent is under any contractual or other obligation to disclose the source code or any other proprietary information included in or relating to the Software Products nor, to the knowledge of any of the Corporations, the Partnerships and the Shareholders, is any other party to the Intellectual Property Licenses or any escrow agent under any such obligation to disclose any source code or other proprietary information included in or relating to Software Products, if any, that are licensed to any of the Corporations or the Partnerships, to any person or entity and no event has taken place, including the execution of this Agreement or any related change in any of the Corporations' or the Partnerships' business activities, which would give rise to such obligation; and (iv) each of the Corporations, the Partnerships and the Shareholders has not deposited any source code regarding the Software Products into any source code escrows or similar arrangements. If Schedule 2.17 to the Disclosure Memorandum discloses that any of the Corporations, the Partnerships or the Shareholders has deposited any source code to Software Products into source code escrows or similar arrangements, no event has occurred that has or


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AGREEMENT AND PLAN OF MERGER                                            Page 20
could reasonably form the basis for a release of such source code from such escrows or arrangements.

         Except as set forth on Schedule 2.17 to the Disclosure Memorandum, the Software Products are free from known significant defects and substantially conform to the specifications, documentation and sample demonstration furnished to customers and Sierra.

         All agreements of the Corporations or the Partnerships with Maxis, Inc., including without limitation the Affiliate Partner Agreement dated as of November 30, 1993, as amended by that certain Software Licensing Amendment dated as of September 23, 1994 and that certain Software Development Amendment dated as of April 28, 1995 (collectively the "Maxis Agreement"), are terminable by the Surviving Corporation immediately after the Closing, effective December 31, 1995, without any continuing liability or obligation, whether absolute, contingent or otherwise, on the part of the Surviving Corporation, except as set forth in the Maxis Agreement or on Schedule 2.17 to the Disclosure Memorandum. A true and correct copy of the Maxis Agreement has been provided to Sierra. Except as set forth on Schedule 2.17 to the Disclosure Memorandum, all advances by Maxis to the Corporations, the Partnerships or the Shareholders under the Maxis Agreement have been recouped in full by Maxis. There are no sublicense, sub-distribution or similar arrangements relating to the Maxis Agreement, other than the sublicense arrangement between Maxis and Compaq (the "Compaq Sublicense"). The terms of the Compaq Sublicense are not materially adverse to the business or prospects of the Corporations and the Partnerships taken as a whole. No sublicense, sub-distribution or similar arrangements or agreements relating to the Maxis Agreement may be entered into between the date on which any notice of termination may be provided to Maxis and the effective date of such termination.

         All Consultant Agreements between the Partnerships or the Corporations, or any of them, and each of Presage, a California partnership, and Christopher Schardt have been duly and validly amended to provide that the Surviving Corporation may terminate such Consultant Agreements at any time for any reason without any continuing payment liability or obligation, whether absolute, contingent or otherwise, on the part of any of the Partnerships, the Corporations or the Surviving Corporation (as a result of the Merger) other than to make the lump sum payments, consisting of an aggregate of $1,318,750, as set forth in such amendments.

         2.18     ACCOUNTS RECEIVABLE

         Any accounts receivable of each of the Corporations and the Partnerships reflected in the Balance Sheets represent sales actually made in the ordinary course of business.

         2.19     INVENTORY

         Subject to such reserves and write-downs as may be reflected in the Financial Statements, all items in the inventory reflected in the Balance Sheets or as currently owned by the Corporations or the Partnerships are of a quality and quantity usable and salable in the


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AGREEMENT AND PLAN OF MERGER                                            Page 21
ordinary course of business. Such inventory consists of materials and supplies used or sold in the business of the Corporations and the Partnerships.

         2.20     BOOKS AND RECORDS

         Each Corporations has furnished to Sierra or its representatives for their examination true and complete copies of (a) the Articles of Incorporation and Bylaws of the Corporations as currently in effect, including all amendments thereto, (b) the minute books of the Corporations and (c) the stock transfer books of the Corporations. Such minutes accurately reflect in all material respects the events of and actions taken at such meetings. Such stock transfer books accurately reflect all issuances and transfers of shares of capital stock of the Corporations since its inception. Each Partnership has furnished to Sierra or its representative for their examination true and complete of its partnership agreements, all amendments thereto and all other documents which govern or affect the right and obligations of its partners.

         2.21     LICENSES, PERMITS, AUTHORIZATIONS, ETC.

         Except as identified in Schedules 2.2 and 2.6 to the Disclosure Memorandum, each of the Corporations and the Partnerships has received all currently required governmental approvals, authorizations, consents, licenses, orders, registrations and permits of all agencies, whether federal, state, local or foreign, the failure to obtain which would have a material adverse effect on its business, business prospects, assets, operations or condition (financial or other) taken as a whole. Each of the Corporations and the Partnerships has not received any notifications of any asserted present failure by it to have obtained any such governmental approval, authorization, consent, license, order, registration or permit, or past and unremedied failure to obtain such items, the failure to obtain which would have a material adverse effect on its business, business prospects, assets, operations or condition (financial or other) taken as a whole.

         2.22     COMPLIANCE WITH LAWS

                  (a) Except as described on Schedule 2.22 to the Disclosure Memorandum, each of the Corporations and the Partnerships has complied, and is in compliance, with all federal, state, local and foreign laws, rules, regulations, ordinances, decrees and orders applicable to the operation of its business, to its employees, or to the Personal Property, the failure to comply with which would, individually or in the aggregate, have a material adverse effect on its business, assets or operations, including, without limitation, all such laws, rules, ordinances, decrees and orders relating to antitrust, consumer protection, currency exchange, environmental protection, equal opportunity, health, occupational safety, pension, securities and trading-with-the-enemy matters. Each of the Corporations and the Partnerships has not received any notification of any asserted present or past unremedied failure to comply with any of such laws, rules, ordinances, decrees or orders.



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AGREEMENT AND PLAN OF MERGER                                            Page 22

                  (b) Each of the Corporations and the Partnerships is not currently in violation of any applicable building, zoning, environmental or other law, ordinance or regulation.

                  (c) Each of the Corporations and the Partnerships is not in violation of, and has not violated, in connection with the conduct of their businesses, any applicable federal, state, county or local statutes, laws, regulations, guidances, rules, ordinances, codes, licenses, permits, judgments, writs, decrees, injunctions or orders of any governmental entity relating to environmental (air, water, groundwater, soil, noise and odor) matters, including, by way of illustration and not by way of limitation, the Clean Air Act, the Federal Water Pollution Control Act, the Resources Conservation and Recovery Act and the regulations issued thereunder, the Comprehensive Environmental, Response, Compensation, and Liability Act, the Clean Water Act, the Hazardous Materials Transportation Act, the Toxic Substances Control Act, the Hazardous Waste Control Act, comparable California laws, and the regulations issued thereunder, and all other applicable federal, state, county, local and foreign environmental requirements where such violation might have a material adverse impact on its business, business prospects, assets, operations or condition (financial or other) taken as a whole.

                  (d) Except as set forth on Schedule 2.22 to the Disclosure Memorandum, none of the Corporations or the Partnerships has transported, stored, treated, recycled, handled or disposed of, or allowed or arranged for any third party to transport, store, treat, recycle, handle or dispose of (i) any flammable substances, explosives, radioactive materials, hazardous substances, hazardous wastes, toxic substances, pollutants, contaminants or any wastes, materials or substances identified in or regulated by any Environmental Laws; (ii) asbestos, polychlorinated biphenyls, urea formaldehyde, nuclear fuel or material, chemical waste, carcinogens and radon, all to the extent regulated by any Environmental Laws; and (iii) gasoline, oil and other petroleum products (collectively, "Regulated Substances"), to or at any location other than a location lawfully permitted to receive such material for such purposes at such time. Set forth on such Schedule 2.22 is a complete and accurate list of all locations to which any of the Corporations or the Partnerships has ever transported, or caused to be transported or allowed or arranged for any third party to transport, any type of Regulated Substances for storage, treatment, handling, processing, burning, recycling or disposal.

                  (e) Except as set forth on such Schedule 2.22, no real property ever owned by any of the Corporations or the Partnerships (the "Real Property"), including, but not limited to, all surface and subsurface soil, sediments, groundwater and surface water located on, in or under such Real Property, was during the period of use by any of the Corporations or the Partnerships being contaminated with any Regulated Substances or constituents thereof, which contamination has given or may give rise to any material obligation under any Environmental Laws, the common law or otherwise. To the knowledge of each of the Corporations and the Partnerships, except as set forth on such Schedule 2.22, no real property adjacent to or adjoining the Real Property has been so contaminated. To the best knowledge of each of the Corporations and the Partnerships, except as set forth on such Schedule 2.22,


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AGREEMENT AND PLAN OF MERGER                                            Page 23
no polychlorinated biphenyls, lead-based materials or asbestos are present in or on the Real Property or in any equipment located therein.

                  (f) Except as set forth on such Schedule 2.22, to their best knowledge the Corporations and the Partnerships have recorded or filed and have provided to Sierra true, accurate and complete copies of all reports with respect to any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment (including the abandonment or discarding of drums, barrels, containers or other closed receptacles) (any of the foregoing, a "Release"), required by any Environmental Laws to be filed by the any of the Corporations or the Partnerships with any government authority. Except as disclosed on such
Schedule 2.22, to their best knowledge each of the Corporations and the Partnerships has maintained all environmental and operating documents and records substantially in the manner and for the time periods required by any Environmental Laws.

                  (g) Except as disclosed on such Schedule 2.22, none of the Corporations or the Partnerships has caused or permitted the Release of any Regulated Substances or constituents thereof on, from or off-site of its property, or of any Release from any facility owned or operated by third parties but with respect to which any of them is alleged to have liability.

         2.23     BROKERS OR FINDERS

         Each of the Corporations and the Partnerships has not incurred, and will not incur, directly or indirectly, as a result of any action taken by or on behalf of any of them, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with the Merger, this Agreement or any transaction contemplated hereby.

         2.24     ABSENCE OF QUESTIONABLE PAYMENTS

         Neither the Corporations, the Partnerships, nor any partner, director, officer, agent, employee or other Person acting on behalf of any of them, has used any Corporation or Partnership funds for improper or unlawful contributions, payments, gifts or entertainment, or made any improper or unlawful expenditures relating to political activity to government officials or others. Each of the Corporations and the Partnerships has adequate financial controls to present such improper or unlawful contributions, payments, gifts, entertainment or expenditures. Neither the Corporations, the Partnerships, nor any partner, director, officer, agent, employee or other Person acting on behalf of any of them, has accepted or received any improper or unlawful contributions, payments, gifts or expenditures.

         2.25     PERSONNEL

         Schedule 2.25 to the Disclosure Memorandum sets forth a true and complete list of:


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AGREEMENT AND PLAN OF MERGER                                            Page 24

                  (a) the names and current compensation amounts of all directors and elected and appointed officers of the Corporations and the Partnerships and the family relationships, if any, among such persons;

                  (b) the wage rates for nonsalaried and nonexecutive salaried employees of the Corporations and the Partnerships by classification, and all labor union contracts (if any);

                  (c) all group insurance programs in effect for employees of each of the Corporations and the Partnerships; and

                  (d) the names and current compensation packages of all independent contractors and consultants of each of the Corporations and the Partnerships whose compensation in calendar 1995 to date equals or exceeds an annualized rate of $5,000 per year.

         2.26     BANK ACCOUNTS

         Schedule 2.26 to the Disclosure Memorandum sets forth the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which each of the Corporations and the Partnerships maintains safe deposit boxes or accounts of any nature and the names of all Persons authorized to draw thereon, make withdrawals therefrom or have access thereto.

         2.27     INSIDER INTERESTS

         Except as set forth on Schedule 2.27 to the Disclosure Memorandum, no Shareholder, partner, officer, director, employee or other representative of any of the Corporations or the Partnerships, and no Persons related to or affiliated with any of them, has any interest (other than in such Person's capacity as a Shareholder of the Corporations or a partner of the Partnerships) (a) in any property, real or personal, tangible or intangible, used in or directly pertaining to the business of any of the Corporations or the Partnerships, including, without limitation, inventions, patents, trademarks or trade names, or (b) in any agreement, contract, arrangement or obligation relating to any of the Corporations or the Partnerships, its present or prospective business or its operations. Except as set forth on Schedule 2.27 to the Disclosure Memorandum, there are no agreements, understandings or proposed transactions between any of the Corporations or the Partnerships and any of its officers, directors, Shareholders, partners, affiliates or any affiliate thereof. Each of the Corporations and the Partnerships and its partners, Shareholders, officers and directors have no interest, either directly or indirectly, in any entity, including, without limitation, any corporation, partnership, joint venture, proprietorship, firm, licensee, business or association (whether as an employee, officer, director, shareholder, agent, independent contractor, security holder, creditor, consultant or otherwise) that presently (a) provides any services, produces and/or sells any products or product lines, or engages in any activity which is the same, similar to or competitive with any activity or business in which any of the Corporations or the Partnerships is now engaged or proposes to engage; (b) is a supplier, customer, creditor, or has an existing


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AGREEMENT AND PLAN OF MERGER                                            Page 25
contractual relationship with any of the Corporations' or the Partnerships' employees (or persons performing similar functions); or (c) has any direct or indirect interest in any asset or property, real or personal, tangible or intangible, of any of the Corporations or the Partnerships or any property, real or personal, tangible or intangible, that is necessary or desirable for the present or anticipated future conduct of the business of any of the Corporations or the Partnerships.

         2.28     SECURITIES ACT MATTERS

         Each of the Shareholders hereby acknowledges, represents and warrants to the Purchaser and Sierra as follows:

                  (a) Ability to Bear Risk. Such Shareholder is in a financial position to hold the Securities for an indefinite period of time and is able to bear the economic risk and withstand a complete loss of its investment in the Securities.

                  (b) SEC Documents. Such Shareholder acknowledges that it has had the opportunity to review to its satisfaction all publicly available filings and reports of Sierra with the Securities and Exchange Commission (the "SEC"). Such Shareholder acknowledges that an investment in the Securities involves a high degree of risk.

                  (c) Professional Advice. Such Shareholder has obtained, to the extent it deems necessary, its own professional advice with respect to the risks inherent in acquiring the Securities, the condition of Sierra and the suitability of its investment in the Securities in light of its financial condition and investment needs.

                  (d) Sophistication. Such Shareholder, either alone or with the assistance of its professional advisors, is a sophisticated investor, is able to fend for itself in the transactions contemplated by this Agreement relating to the Securities and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the prospective investment in the Securities.

                  (e) Access to Information. Such Shareholder has been given access to full and complete information regarding Sierra and has utilized such access to its satisfaction for the purpose of obtaining information about Sierra.

                  (f) Acquisition Entirely for Own Account. The Securities are being acquired by such Shareholder for investment for its own account, not as a nominee or agent, and not with a view to the distribution of any part thereof; such Shareholder has no present intention of selling, granting any participation in or otherwise distributing any of the Securities in a manner contrary to the 1933 Act or to any applicable state securities or Blue Sky law, nor does such Shareholder have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant a participation to such person or to any third person with respect to any of the Securities.


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AGREEMENT AND PLAN OF MERGER                                            Page 26

                  (g) Due Diligence. Such Shareholder has conducted its own due diligence investigation of Sierra and its business, and its own analysis of the merits and risks of an investment in the Securities being acquired pursuant to this Agreement, and is not relying on anyone else's investigation or analysis of Sierra or its business or the merits and risks of an investment in the Securities, other than professionals, if any, employed specifically by it to assist it.

                  (h) Restricted Securities. Such Shareholder acknowledges that the Securities have not been and will not prior to issuance be registered under the 1933 Act and that the Securities are characterized under the 1933 Act as "restricted securities" and, therefore, cannot be sold or transferred unless such sale or transfer is registered under the 1933 Act or an exemption from such registration is available. The financial condition of such Shareholder is such that it is not likely that it will be necessary to dispose of any of the Securities in the foreseeable future. In this connection, such Shareholder represents that it is familiar with Rule 144 and Rule 145 under the 1933 Act as presently in effect, and understands the resale limitations imposed thereby and by the 1933 Act.

                  (i) Exemption Reliance. Such Shareholder has been advised that the Securities have not been registered under the 1933 Act or any applicable state securities laws, but are being issued under this Agreement pursuant to exemptions from such laws, and that Sierra's reliance upon such exemptions is predicated in part upon the Shareholder's representations contained herein.

                  (j) Further Limitations on Disposition. Without in any way limiting the representations set forth it, each Shareholder further agrees not to make any disposition of all or any portion of the Securities unless and until:

                            (i) There is in effect a registration statement under the 1933 Act covering such proposed disposition and such disposition is made in accordance with such registration statement;

                           (ii) (A) Such Shareholder shall have notified Sierra of the proposed disposition and shall have furnished Sierra with a detailed statement of the circumstances surrounding the proposed disposition and (B) if reasonably requested by Sierra, such Shareholder shall have furnished Sierra with an opinion of counsel, reasonably satisfactory to Sierra, that such disposition will not require registration under the 1933 Act; or

                          (iii) Sierra otherwise shall be satisfied that such proposed disposition complies in all respects with Rule 144 and Rule 145 under the 1933 Act or any successor rules providing a safe harbor for such disposition without registration.

                  (k) Residency. For purposes of the application of state securities laws, each Shareholder is a resident of the jurisdiction specified on
Schedule 2.28 to the Disclosure Memorandum.


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AGREEMENT AND PLAN OF MERGER                                            Page 27

                  (l) Legend. It is understood that the certificates evidencing the Securities may bear the following legend:

         The securities evidenced by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), or applicable state securities laws, and no interest therein may be sold, distributed, assigned, offered, pledged or otherwise transferred unless
         (i) there is an effective registration statement under the Act and applicable state securities laws covering any such transaction involving such securities, (ii) this corporation receives an opinion of legal counsel for the holder of the securities reasonably satisfactory to this corporation stating that such transaction is exempt from registration, or (iii) this corporation otherwise satisfies itself that such transaction is exempt from registration.

         2.29     POOLING MATTERS

         Each of the Corporations and the Partnerships has not taken and will not take, and the Shareholders of the Corporation have not taken and will not take, directly or indirectly, and the Corporations, the Partnerships and the Shareholders will use their respective best efforts to prevent any other Person from taking, any actions, including without limitation any recapitalization or repurchase or redemption of any securities of the Corporations or any interest in the Partnerships, or any grant or acceleration of any options to acquire securities of the Corporations or any interest in the Partnership, or any purchase or sale of securities of Sierra, and none of the Corporations, the Partnerships or the Shareholders is aware of any facts which otherwise could prevent Sierra from accounting for the transactions contemplated by this Agreement as a "pooling of interests" in accordance with GAAP.

         2.30     FULL DISCLOSURE

         No information furnished by the Corporations, the Partnerships or the Shareholders to Sierra or the Purchaser in connection with this Agreement (including, but not limited to, the Financial Statements and all information in the Disclosure Memorandum and the other Exhibits hereto) or the other Operative Documents, or by the Corporations to the Shareholders in connection with their approval of the Merger and execution and delivery of this Agreement, is false or misleading in any material respect. None of the Corporations, the Partnerships nor any Shareholder has made any untrue statement of a material fact or omitted to state a material fact necessary in order to make not misleading the statements made or information delivered in or pursuant to this Agreement, including, but not limited to, all Schedules to the Disclosure Memorandum and Exhibits hereto, or in or pursuant to the other Operative Documents, or in or pursuant to closing certificates executed or delivered by the Shareholders, the Partnerships or the Corporations. In connection with their consideration and approval of the Merger and the other transactions contemplated hereby, the Corporations have furnished to their Shareholders all information required to be disclosed under all applicable laws (including without limitation applicable securities laws). Such information


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AGREEMENT AND PLAN OF MERGER                                            Page 28
does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein not misleading.

             ARTICLE III - REPRESENTATIONS AND WARRANTIES OF SIERRA

         To induce the Corporations, the Partnerships and the Shareholders to enter into and perform this Agreement and the Operative Documents, Sierra represents and warrants to the Corporations, the Partnerships and the Shareholders as follows in this Article III.

         3.1      ORGANIZATION

         Sierra is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Sierra has full corporate power and authority to own, operate and lease its properties and assets and to carry on its business as now conducted and as proposed to be conducted, to execute, deliver and perform this Agreement and the Operative Documents to which it is a party, and to carry out the transactions contemplated hereby and thereby. Sierra is qualified to do business and is in good standing in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where failure to be so qualified and in good standing would not have a material adverse effect on Sierra's business.

         3.2      ENFORCEABILITY

         All corporate action on the part of Sierra and its officers, directors and Shareholders necessary for the authorization, execution, delivery and performance of this Agreement and the Operative Documents, the consummation of the Merger, and the performance of all of Sierra's obligations under this Agreement and the Operative Documents has been taken or will be taken prior to the Closing. This Agreement has been, and each of the Operative Documents to which Sierra is a party will have been at the Closing, duly executed and delivered by Sierra, and this Agreement is, and each of the Operative Documents to which Sierra is a party will be at the Closing, a legal, valid and binding obligation of Sierra, enforceable against Sierra in accordance with its terms.

         3.3      NO APPROVALS OR NOTICES REQUIRED; NO CONFLICTS WITH
                  INSTRUMENTS

         Except as would not have a material adverse effect on Sierra, the execution, delivery and performance of this Agreement and the Operative Documents by the Purchaser and Sierra and the consummation by them of the transactions contemplated hereby and thereby will not (i) constitute a violation (with or without the giving of notice or lapse of time, or both) of any provision of law or any judgment, decree, order, regulation or rule of any court or other governmental authority applicable to Sierra or the Purchaser, (ii) require any consent, approval or authorization of, or declaration, filing or registration with, any Person, except compliance with applicable securities laws and the filing of all documents necessary to consummate the Merger with the Washington Secretary of State and the California Secretary of State (the consent of all such Persons to be duly obtained at or prior to the Closing),


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AGREEMENT AND PLAN OF MERGER                                            Page 29

(iii) result in a default (with or without the giving of notice or lapse of time, or both) under, acceleration or termination of, or the creation in any party of the right to accelerate, terminate, modify or cancel, any agreement, lease, note or other restriction, encumbrance, obligation or liability to which Sierra or the Purchaser is a party or by which either of them is bound or to which any of their assets are subject, (iv) result in the creation of any lien or encumbrance upon the assets of Sierra or the Purchaser or upon any outstanding shares or other securities of Sierra or the Purchaser, (v) conflict with or result in a breach of or constitute a default under any provision of the Certificate of Incorporation or By-Laws of Sierra or the Articles of Incorporation or Bylaws of the Purchaser, or (vi) invalidate or adversely affect any permit, license, authorization or status used in the conduct of the business of Sierra.

         3.4      CAPITALIZATION

         The authorized capital stock of Sierra consists of 40,000,000 shares of common stock, $.01 par value per share, of which 16,580,984 shares were issued and outstanding as of March 31, 1995, and 1,000,000 shares of preferred stock, $.01 par value per share, none of which are issued and outstanding. Such issued and outstanding shares of Sierra Common Stock are validly issued, fully paid and nonassessable. The Securities to be issued pursuant to this Agreement have been duly authorized for issuance, and such Securities, when issued and delivered to the Shareholders pursuant to this Agreement, shall be validly issued, fully paid and nonassessable.

         3.5      SEC DOCUMENTS

         Sierra has furnished the Shareholders with true and complete copies of its Annual Report on Form 10-K for the fiscal year ending March 31, 1994, its Quarterly Reports on Form 10-Q for the fiscal quarters ending June 30, September 30 and December 31, 1994, its Proxy Statement relating to its 1994 Annual Meeting of Stockholders in August 1994, and its Current Report on Form 8-K filed with the SEC on December 30, 1994 (collectively, the "SEC Documents"). As of their respective filing dates, each of the SEC Documents complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

         3.6      CLAIMS AND LEGAL PROCEEDINGS

         Except matters disclosed in the SEC Documents, there are no material claims, actions, suits, arbitrations, investigations or proceedings pending or involving or, to Sierra's best knowledge, threatened against Sierra before or by any court or governmental or nongovernmental department, commission, board, bureau, agency or instrumentality, or any other Person.

         3.7      BROKERS OR FINDERS

         Each of the Corporations and the Partnerships has not incurred, and will not incur, directly or indirectly, as a result of any action taken by or on behalf of any of them, any


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AGREEMENT AND PLAN OF MERGER                                            Page 30
liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with the Merger, this Agreement or any transaction contemplated hereby.

         3.8      FULL DISCLOSURE

         No information furnished by Sierra to the Shareholders in connection with this Agreement or the other Operative Documents is false or misleading in any material respect. Sierra has not made any untrue statement of a material fact or omitted to state a material fact necessary in order to make not misleading the statements made or information delivered in or pursuant to this Agreement or in or pursuant to the other Operative Documents.

          ARTICLE IV - DELIVERIES BY THE CORPORATIONS, THE PARTNERSHIPS
                              AND THE SHAREHOLDERS

         The Corporations, the Partnerships and the Shareholders shall deliver to Sierra at the Closing the following documents and materials; provided, however, that any such materials or documents not so delivered shall be deemed irrevocably waived by Sierra and the Purchaser.

         4.1 OPINION OF COUNSEL FOR THE CORPORATIONS, THE PARTNERSHIPS AND THE SHAREHOLDERS

         There shall be delivered to Sierra at the Closing an opinion letter of Cooley Godward Castro Huddleson & Tatum, counsel for the Corporations, the Partnerships and the Shareholders, dated the Closing Date, in the form attached hereto as Exhibit F.

         4.2      RESIGNATIONS

         There shall be delivered to Sierra at the Closing copies of resignations effective as of the Closing Date of all the officers and directors of the Corporations.

         4.3      CONSENTS TO MERGER

         The Corporations shall have received and shall have delivered to Sierra written consents to the Merger from each of the parties (other than the Corporations) to those agreements, leases, notes or other documents identified on Schedules 2.6 and 2.17 to the Disclosure Memorandum.

         4.4      APPROVALS AND CONSENTS

         There shall be delivered to Sierra evidence of all transfers of permits or licenses, all approvals, applications or notices to public agencies, federal, state, local or foreign, the granting or delivery of which is necessary for the consummation of the transactions contemplated hereby or for the continued operation of the Corporations.


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AGREEMENT AND PLAN OF MERGER                                            Page 31

         4.5      SECRETARIES' CERTIFICATES

         Sierra shall have received a certificate of the Secretary of each of the Corporations as to the authenticity and effectiveness of (a) the actions of the Board of Directors and Shareholders of the Corporations authorizing the Merger and the transactions contemplated by this Agreement and the Operative Documents and (b) the Articles of Incorporation and Bylaws of each of the Corporations.

         4.6      AMENDMENTS OF CONSULTANT AGREEMENTS

         The Amendments to the Consultant Agreements referred to in the last paragraph of Section 2.17 of this Agreement shall have been duly and validly authorized, executed and delivered by all parties thereto, and an original, fully executed copy of each such Amendment shall have been delivered to Sierra.

         4.7      OPERATIVE DOCUMENTS

         The Operative Documents, including without limitation the Inventions Agreement and the Confidentiality Agreement required pursuant to the Designer Bonus Agreements to be entered into by each of Martin Kahn, David Balsam, Ken Grant and Vince Mills, shall have been executed and delivered by all parties thereto other than Sierra and the Purchaser.

         4.8      TERMINATION OF EMPLOYEE BENEFIT PLANS

         There shall be delivered to Sierra at the Closing copies of the documentation effecting the termination of all the Employee Benefit Plans of the Corporations and the Partnerships referred to in Section 2.16 above.

                        ARTICLE V - DELIVERIES BY SIERRA

         Sierra shall deliver to the Shareholders at the Closing the following documents and materials; provided, however, that any such materials or documents not so delivered shall be deemed irrevocably waived by the Shareholders

         5.1      OPINION OF COUNSEL

         There shall be delivered to the Shareholders at the Closing an opinion letter of Perkins Coie, counsel for Sierra, dated the Closing Date, in the form attached hereto as Exhibit G.

         5.2      OPERATIVE DOCUMENTS

         Sierra shall have executed and delivered to the Shareholders all the Operative Documents to which Sierra is a party.


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AGREEMENT AND PLAN OF MERGER                                            Page 32

                             ARTICLE VI - COVENANTS

         6.1      CONFIDENTIALITY

         All information obtained by either party or its officers, directors, employees, auditors or agents pursuant in connection with the transactions contemplated by this Agreement shall be kept confidential in accordance with the confidentiality agreement, dated May 16, 1995 (the "Confidentiality Agreement"), between Sierra and Pixellite Group. No investigation in connection with the transactions contemplated by this Agreement shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto. Upon the Effective Time, the Confidentiality Agreement shall be deemed to have terminated without further action by the parties thereto.

         6.2      FURTHER ACTION

         Upon the terms and subject to the conditions hereof, each of Sierra, the Purchaser and the Corporations, the Partnerships and the Shareholders agrees to use its best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, including, without limitation, using its best efforts to obtain all waivers, licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and parties to contracts with the Corporations, the Partnerships or the Shareholders as are necessary for the consummation of the transactions contemplated hereby and to fulfill the conditions to the Merger. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Corporations, the Partnerships and the Shareholders shall use its best efforts to take all such action. No Corporation, Partnership or Shareholder will undertake any course of action inconsistent with this Agreement or which would make any representations, warranties or agreements made by such party in this Agreement or any other Operative Documents untrue or any conditions precedent to this Agreement unable to be satisfied at or prior to the Closing. After the Closing Date, each party hereto, at the request of and without any further cost or expense to the other parties, will take any further actions necessary or desirable to carry out the purposes of this Agreement or any other Operative Document, to vest in the Surviving Corporation full title to all properties, assets and rights of the Corporations and to effect the issuance of the Sierra Common Stock to the Shareholders pursuant to the terms and conditions hereof.

         6.3      PUBLICITY

         The Shareholders, the Corporations and the Partnerships shall not issue any press release or otherwise make any statements to any third party with respect to this Agreement or the transactions contemplated hereby without the prior written consent of Sierra. Sierra shall consult with the Shareholders prior to issuing any press release relating to the transactions contemplated hereby and shall provide the Shareholders with a reasonable opportunity to comment thereon.


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AGREEMENT AND PLAN OF MERGER                                            Page 33

                 ARTICLE VII - TERMINATION, AMENDMENT AND WAIVER

         7.1      TERMINATION

         This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the Shareholders of the Corporations):

                  (a) by mutual written consent of the Shareholders and Sierra;

                  (b) by either the Shareholders or Sierra, if the Merger has not been consummated by June 15, 1995; provided, however, that the right to terminate this Agreement under this subsection (b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date;

                  (c) by either the Shareholders or Sierra, if there shall be any law or regulation that makes consummation of the Merger illegal or otherwise prohibited or if any judgment, injunction, order or decree enjoining Sierra, the Corporations or Purchaser from consummating the Merger is entered and such judgment, injunction, order or decree shall become final and nonappealable; provided, however, that the party seeking to terminate this Agreement pursuant to this subsection (c) shall have used all reasonable efforts to remove such judgment, injunction, order or decree;

                  (d) at any time prior to the Closing by Sierra if, at any time in the course of its legal, accounting, financial or operational due diligence investigation as to the Corporations, it shall have become aware of any facts or circumstances that it was not aware of on the date hereof, or any additional facts and circumstances as to matters of which it was aware on the date hereof, in either case that would, in the sole discretion of Sierra, make it inadvisable to consummate the Merger or the other transactions contemplated hereby;

                  (e) by the Shareholders, in the event of a material breach by Sierra of any representation, warranty or agreement contained herein which has not been cured or is not curable within 10 days after written notice to Sierra by the Shareholders; or

                  (f) by Sierra, in the event of a material breach by any of the Corporations, the Partnerships or the Shareholders of any representation, warranty or agreement contained herein which has not been cured or is not curable within 10 days after written notice to the Shareholders by Sierra.

         7.2      EFFECT OF TERMINATION

         In the event of the termination of this Agreement pursuant to Section
7.1 hereof, there shall be no further obligation on the part of any party hereto, except that nothing herein shall relieve any party from liability for any breach hereof.


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AGREEMENT AND PLAN OF MERGER                                            Page 34

         7.3      AMENDMENT

         This Agreement may be amended by the parties hereto at any time prior to the Effective Time. This Agreement may not be amended except by an instrument in writing signed by all parties hereto.

         7.4      WAIVER

         At any time prior to the Effective Time, Sierra, on the one hand, and the Shareholders, on the other hand, may (a) extend the time for the performance of any obligation or other act of the other party, (b) waive any inaccuracy in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto or (c) waive compliance with any agreement or condition of the other party contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby.

                   ARTICLE VIII - SURVIVAL AND INDEMNIFICATION

         8.1      SURVIVAL

         All representations and warranties contained in this Agreement or in any certificate delivered pursuant hereto shall survive the Closing for a period of one year, and shall not be deemed waived or otherwise affected by any investigation made or any knowledge acquired with respect thereto. The covenants and agreements contained in this Agreement or in the other Operative Documents shall survive the Closing and shall continue until all obligations with respect thereto shall have been performed or satisfied or shall have been terminated in accordance with their terms.

         8.2      INDEMNIFICATION BY THE SHAREHOLDERS

         From and after the Closing Date, the Shareholders shall jointly and severally indemnify and hold Sierra and its officers, directors, employees and control persons (the "Sierra Indemnified Parties") harmless from and against, and shall reimburse the Sierra Indemnified Parties for, any and all losses, damages, debts, liabilities, obligations, judgments, orders, awards, writs, injunctions, decrees, fines, penalties, taxes, costs or expenses (including but not limited to any reasonable legal or accounting fees and expenses) ("Losses") arising out of or in connection with:

                  (a) any inaccuracy in any representation or warranty made by the Corporations, the Partnerships or the Shareholders in this Agreement or in any certificate delivered pursuant hereto, and any inaccuracy in any disclosure documents furnished to Shareholders of the Corporations in connection with their approval of the Merger and this Agreement, or

                  (b) any failure by the Corporations, the Partnerships or any Shareholder to perform or comply, in whole or in part, with any covenant or agreement in this Agreement.


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AGREEMENT AND PLAN OF MERGER                                            Page 35

         8.3      INDEMNIFICATION BY SIERRA

         From and after the Closing Date Sierra shall indemnify and hold harmless each Shareholder and his successors, assigns, heirs and legatees (the "Shareholder Indemnified Parties"; together with the Sierra Indemnified Parties, the "Indemnified Parties") from and against, and shall reimburse the Shareholder Indemnified Parties for, any and all Losses arising out of or in connection with:

                  (a) any inaccuracy in any representation or warranty made by the Purchaser or Sierra in this Agreement or in any certificate delivered pursuant hereto, or

                  (b) any failure by the Purchaser or Sierra to perform or comply, in whole or in part, with any covenant or agreement in this Agreement.

         8.4      DEDUCTIBLE AND LIMITATIONS

                  (a) No Indemnified Party shall be entitled to receive any indemnification payment with respect to any Losses until the aggregate Losses which the Sierra Indemnified Parties or the Shareholder Indemnified Parties, as the case may be, would be otherwise entitled to receive as indemnification with respect to any Claims exceed $25,000 (the "Threshold").

                  (b) In no event shall the liability of the Shareholders hereunder for Losses incurred by Sierra Indemnified Parties exceed an amount equal to the total number of shares of Sierra Common Stock issued to the Shareholders pursuant to the Merger multiplied by the Closing Average.

                  (c) The remedies set forth in this Article VIII shall be the exclusive remedies of the parties to this Agreement with respect to matters arising out of this Agreement; provided, however, that the foregoing clause of this sentence shall not be deemed a waiver by any party to this Agreement of any of its rights or remedies arising by way of fraud in the inducement or similar matters.

         8.5      PROCEDURE FOR INDEMNIFICATION

                  (a) Any Indemnified Party shall notify the indemnifying party in writing reasonably promptly after the assertion against the indemnified party of any claim by a third party (a "Third Party Claim") in respect of which the indemnified party intends to base a Claim for indemnification hereunder, but the failure or delay so to notify the indemnifying party shall not relieve it of any obligation or liability that it may have to the indemnified party except to the extent that the indemnifying party demonstrates that its ability to defend or resolve such Third Party Claim is adversely affected thereby.

                  (b) (i) The indemnifying party shall have the right, upon written notice given to the Indemnified Party within 30 days after receipt of the notice from the Indemnified Party of any Third Party Claim, to assume the defense or handling of such Third Party Claim,


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AGREEMENT AND PLAN OF MERGER                                            Page 36
at the indemnifying party's sole expense, in which case the provisions of
Section 8.5(b)(ii) below shall govern.

                           (ii) The indemnifying party shall select counsel
reasonably acceptable to the Indemnified Party in connection with conducting the defense or handling of such Third Party Claim, and the indemnifying party shall defend or handle the same in consultation with the Indemnified Party and shall keep the Indemnified Party timely apprised of the status of such Third Party Claim. The indemnifying party shall not, without the prior written consent of the Indemnified Party, agree to a settlement of any Third Party Claim. The Indemnified Party shall cooperate with the indemnifying party and shall be entitled to participate in the defense or handling of such Third Party Claim with its own counsel and at its own expense.

                  (c) (i) If the indemnifying party does not give written notice to the Indemnified Party within 30 days after receipt of the notice from the Indemnified Party of any Third Party Claim, of the indemnifying party's election to assume the defense or handling of such Third Party Claim, the provisions of
Section 8.5(c)(ii) below shall govern.

                           (ii) The Indemnified Party may, at the indemnifying
party's expense, select counsel in connection with conducting the defense or handling of such Third Party Claim and defend or handle such Third Party Claim in such manner as it may deem appropriate, provided, however, that the indemnified party shall keep the indemnifying party timely apprised of the status of such Third Party Claim and shall not settle such Third Party Claim without the prior written consent of the indemnifying party, which consent shall not be unreasonably withheld. If the Indemnified Party defends or handles such Third Party Claim, the indemnifying party shall cooperate with the Indemnified Party and shall be entitled to participate in the defense or handling of such Third Party Claim with its own counsel and at its own expense.

                  (d) If the Indemnified Party intends to seek indemnification hereunder, other than for a Third Party Claim, then it shall notify the indemnifying party in writing within six months after its discovery of facts upon which it intends to base its Claim for indemnification hereunder, but the failure or delay so to notify the indemnifying party shall not relieve the indemnifying party of any obligation or liability that the indemnifying party may have to the Indemnified Party except to the extent that the indemnifying party demonstrates that the indemnifying party's ability to defend or resolve such Claim is adversely affected thereby.

                  (e) The Indemnified Party may notify the indemnifying party of a Claim even though the amount thereof plus the amount of other Claims previously notified by the Indemnified Party aggregate less than the Threshold.


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AGREEMENT AND PLAN OF MERGER                                            Page 37

                              ARTICLE IX - GENERAL

         9.1      EXPENSES

         Whether or not the transactions contemplated by this Agreement are consummated, the Shareholders shall pay the fees and expenses of the Corporations, the Partnerships and the Shareholders, and Sierra shall pay the fees and expenses of Sierra and the Purchaser, incident to the negotiation, preparation and carrying out of this Agreement and the other Operative Documents (including legal and accounting fees and expenses); provided, however, that at the Closing Sierra shall pay the fees and expenses of Cooley Godward Castro Huddleson & Tatum, not to exceed $69,125; provided further, that should any action be brought hereunder, the attorneys' fees and expenses of the prevailing party shall be paid by the other party to such action. The Shareholders shall pay any transfer or similar taxes which may be payable in connection with the transactions contemplated by this Agreement.

         9.2      NOTICES

         Any notice or demand desired or required to be given hereunder shall be in writing given by personal delivery or certified or registered mail, telegram or confirmed facsimile transmission, addressed as respectively set forth below or to such other address as any party shall have previously designated by such a notice. The effective date of any notice or request shall be three days from the date it is sent by the addressor with charges prepaid so long as it is in fact received within five days, or when successful transmission is confirmed if sent by facsimile, or when personally delivered.

         TO THE PURCHASER AND TO SIERRA:

         Sierra On-Line, Inc.
         3380 146th Place S.E., Suite 300
         Bellevue, WA  98007
         Fax: (206) 649-0214
         Attention:  General Counsel

         with a copy to:

         Perkins Coie
         1201 Third Avenue, 40th Floor
         Seattle, Washington  98101-3099
         Fax:  (206) 583-8500
         Attention:  Stephen A. McKeon

         TO THE SHAREHOLDERS:

         At their respective addresses set forth on
         Schedule 2.1 to the Disclosure Memorandum


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AGREEMENT AND PLAN OF MERGER                                            Page 38

         TO THE CORPORATIONS AND
         THE PARTNERSHIPS:

         c/o Pixellite Group
         P.O. Box 151
         21800 Moscow Road
         Villa Grande, CA 95486-0151
         Fax:  (707) 865-9042
         Attention:  Martin Kahn

         with a copy to:

         Cooley Godward Castro Huddleson & Tatum
         Five Palo Alto Square
         3000 El Camino Real
         Palo Alto, CA 94306-2155
         Fax:  (415) 857-0663
         Attention:  Gregory C. Smith

         9.3      SEVERABILITY

         If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

         9.4      ENTIRE AGREEMENT

         This Agreement and the other Operative Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede, except as set forth in Section 6.1 hereof, all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and thereof.

         9.5      ASSIGNMENT

         This Agreement shall not be assigned by operation of law or otherwise, except that Sierra may assign all or any of its rights and obligations hereunder to any of its affiliates, provided that no such assignment shall relieve the assigning party of its obligations hereunder if such assignee does not perform such obligations.


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AGREEMENT AND PLAN OF MERGER                                            Page 39

         9.6      PARTIES IN INTEREST

         This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

         9.7      SPECIFIC PERFORMANCE

         The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

         9.8      GOVERNING LAW

         This Agreement shall be governed by, and construed in accordance with, the laws of the State of Washington applicable to contracts executed in and to be performed in that State. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in any Washington state or federal court situated therein.

         9.9      HEADINGS

         The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

         9.10     WAIVER OF JURY TRIAL

         Each of the Shareholders, the Corporations, the Partnerships, Sierra and the Purchaser hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the actions of such parties in the negotiation, administration, performance and enforcement thereof.

         9.11     COUNTERPARTS

         This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.


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AGREEMENT AND PLAN OF MERGER                                            Page 40

         IN WITNESS WHEREOF, the parties hereto have entered into and signed this Agreement as of the date and year first above written.

                              SIERRA ON-LINE, INC.


                              By: /s/ Kenneth A. Williams
                                  ---------------------------------------------
                              Title: President & Chief Executive Officer
                                     ------------------------------------------

                              PIXEL ACQUISITION CORP.


                              By: /s/ Michael A. Brochu
                                  ---------------------------------------------
                              Title: President
                              -------------------------------------------------

                              PIXELLITE GROUP


                              By: /s/ Pixellite Software
                                  ---------------------------------------------
                              By: /s/ Martin Kahn, Inc.
                                  ---------------------------------------------
                              By: /s/ Martin Kahn
                                  ---------------------------------------------
                                  President
                                  ---------------------------------------------

                              PIXELLITE SOFTWARE


                              By: /s/ Martin Kahn, Inc.
                                  ---------------------------------------------
                              By: /s/ Martin Kahn
                                  ---------------------------------------------
                                  President
                                  ---------------------------------------------


                              KEN GRANT, INC.


                              By: /s/ Ken Grant
                                  ---------------------------------------------
                              Title: President
                                     ------------------------------------------

                              MARTIN KAHN, INC.


                              By: /s/ Martin Kahn
                                  ---------------------------------------------
                              Title: President
                                     ------------------------------------------

                              DAVID BALSAM, INC.


                              By: /s/ Dick B. Balsam
                                  ---------------------------------------------
                              Title: President
                                     ------------------------------------------


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AGREEMENT AND PLAN OF MERGER

                                  STOCKHOLDERS:


                                  /s/ Ken Grant
                                  ---------------------------------------------
                                  KEN GRANT


                                  /s/ Martin Kahn
                                  ---------------------------------------------
                                  MARTIN KAHN


                                  /s/ David B Balsam
                                  ---------------------------------------------
                                  DAVID BALSAM


                                  /s/ Sherrill Grant
                                  ---------------------------------------------
                                  SHERRILL GRANT



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AGREEMENT AND PLAN OF MERGER